EXHIBIT 10.1

NOBEL LEARNING COMMUNITIES, INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of June 3, 2005, between Nobel Learning Communities, Inc., a Delaware corporation (the “Borrower”), and Harris N.A., as successor by merger with Harris Trust and Savings Bank (“Harris”), as sole Lender on the date hereof and as Administrative Agent for the Lenders.

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors, and Harris entered into a certain Credit Agreement, dated as of February 20, 2004, as amended (referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that Harris relend to it the incremental portion of the Term Loan which has been repaid since the Closing Date, increase the amount of the Revolving Credit Commitment, increase the amount of the L/C Sublimit, amend the definitions of “Applicable Margin”, “EBITDA” and “Revolving Credit Commitment”, amend the Dividends and Certain Other Restricted Payments, Total Funded Debt/EBITDA Ratio, Minimum EBITDA, and Fixed Charge Coverage Ratio covenants, permit the repayment of the Initial Subordinated Debt and make certain other amendments, and Harris is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 1.1. Term Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make loans (individually a “Term Loan” and collectively for all the Lenders the “Term Loans”) in U.S. Dollars to the Borrower in the amount of such Lender’s Term Loan Commitment. The entire amount of Term Loans shall be advanced in a Borrowing of $15,000,000 on the Closing Date, and $4,700,000 of the Term Loans shall be readvanced in a second Borrowing on or about the Fourth Amendment Closing Date, such amount readvanced being the aggregate principal amount of Term Loans repaid by the Borrower from the Closing Date through and including the

Fourth Amendment Closing Date. The Term Loans shall be made ratably by the Lenders in proportion to their respective Term Loan Percentages, at which time the Term Loan Commitments shall expire. As provided in Section 1.6(a) hereof, the Borrower may elect that the Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. Except as specifically set forth in this Section 1.1, no amount repaid or prepaid on any Term Loan may be borrowed again.

1.2. The second sentence of Section 1.9(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Except as specifically set forth in Section 1.1 hereof, no amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the relevant Loans in the reverse order of maturity, beginning with the final payment on the Term Loans due on the final maturity date thereof.

1.3. The definitions of “Applicable Margin,” “EBITDA,” “L/C Sublimit”, “Revolving Credit Commitment” and “Term Loan Commitment” set forth in Section 5.1 of the Credit Agreement are each hereby amended and restated to read in their entirety as follows:

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

LEVEL	TOTAL FUNDED DEBT/EBITDA RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS UNDER REVOLVING CREDIT AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR EURODOLLAR LOANS UNDER REVOLVING CREDIT AND LETTER OF CREDIT FEE SHALL BE:	APPLICABLE MARGIN FOR BASE RATE LOANS UNDER TERM CREDIT SHALL BE:	APPLICABLE MARGIN FOR EURODOLLAR LOANS UNDER TERM CREDIT SHALL BE:	APPLICABLE MARGIN FOR REVOLVING CREDIT COMMITMENT FEE SHALL BE:
II	Greater than or equal to 1.0 to 1.0	1.25%	2.75%	1.50%	3.00%	0.375%
I	Less than 1.0 to 1.0	0.75%	2.25%	1.00%	2.50%	0.375%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Borrower ending on or after September 30, 2005, the date on which the Administrative Agent is in receipt of the Borrower’s most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof, it being understood by the parties hereto that the Applicable Margins shall be maintained at the rates per annum shown opposite Level II until receipt of such financial statements for the fiscal quarter ended September 30, 2005. The Applicable Margin shall be established based on the Total Funded Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level II shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

“EBITDA” means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for the Borrower and its Subsidiaries for such period, (c) depreciation of fixed assets and amortization of intangible assets for the Borrower and its Subsidiaries for such period, (d) with respect to the fiscal quarter ended April 2, 2005 only, charges against income in an amount not to exceed $1,500,000 relating to an investment in Total Education Solutions, Inc., and (e) for any fiscal quarter, non-cash losses in an amount acceptable to the Administrative Agent resulting from impairment charges arising from the application of SFAS No. 142 or SFAS No. 144, less (f) interest income and extraordinary gains for such period, less (g) any cash lease expenses incurred by the Borrower and its Subsidiaries during such period and charged against the lease expense reserve, less (h) cash severance expenses incurred by the

Borrower and its Subsidiaries for such period and charged against the severance expense reserve, plus/less (i) other adjustments approved by the Administrative Agent.

“L/C Sublimit” means $3,500,000 as reduced pursuant to the terms hereof.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $10,000,000 on the date hereof.

“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term Loans on dates set forth in Section 1.1 hereof in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof.

1.4. Section 5.1 of the Credit Agreement is hereby further amended by adding the following new defined term thereto in its appropriate place in the alphabetical sequence:

“Fourth Amendment Closing Date” means the date upon which the Fourth Amendment becomes effective in accordance with its terms.

1.5. Section 8.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.12. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants (including, without limitation, those Warrants issued pursuant to, and as defined in, that Investment Agreement dated as of June 30, 1998, as amended by a First Amendment thereto dated as of May 24, 2001), options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent (i) the making of dividends or distributions by any Subsidiary to the Borrower, (ii) provided that (x) no Default or Event of Default exists before or after giving effect thereto, and (y) the Borrower’s Fixed Charge Coverage Ratio would have been 1.15 to 1.0 or greater as of the end of its most recently ended fiscal quarter if such dividend had been made on the last day of such fiscal quarter, the payment of cash dividends on the Borrower’s Series E and F Preferred Stock at a rate not exceeding the rate in effect on the Closing Date, (iii) the making of dividends or distributions by the Borrower on any series of its preferred stock solely in the form of the issuance of additional shares of such series of preferred stock, or (iv) the acceptance by the Borrower of shares of its capital stock (or all or any portion off a warrant to purchase shares of its capital stock) in satisfaction of the exercise price of any warrant to acquire its shares.

1.6. Sections 8.22(a), (b), (c) and (d) of the Credit Agreement are each hereby amended and restated to read in their entirety as follows:

Section 8.22. Financial Covenants (a) Total Funded Debt/EBITDA Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during the periods set forth below, permit the Total Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such period:

FOUR FISCAL QUARTER PERIODS ENDING	TOTAL FUNDED DEBT/EBITDA RATIO SHALL NOT BE GREATER THAN:
Fourth Amendment Closing Date through December 31, 2005	1.90 to 1.0
January 1, 2006 through March 31, 2006	1.80 to 1.0
April 1, 2006 through March 31, 2007	1.65 to 1.0
April 1, 2007 through March 31, 2008	1.45 to 1.0
April 1, 2008 and at all times thereafter	1.25 to 1.0

(b) [Intentionally Deleted.]

(c) Minimum EBITDA. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during the periods set forth below, permit EBITDA for the four fiscal quarters of the Borrower ending on such day to be less than the corresponding amount set forth opposite such day:

FOUR FISCAL QUARTER PERIODS ENDING	MINIMUM FOUR FISCAL QUARTER EBITDA
Fourth Amendment Closing Date through December 31, 2005	$12,000,000
January 1, 2006 through March 31, 2006	$12,500,000
April 1, 2006 through March 31, 2007	$12,750,000
April 1, 2007 and at all times thereafter	$14,000,000

(d) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a ratio of (a) EBITDA for the four fiscal quarters of the Borrower then ended, less Net Capital Expenditures for such four fiscal quarters, to (b) Fixed Charges for the same four fiscal quarters then ended of not less than (x) 1.05 to 1.0 on all fiscal quarter ending dates from the Fourth Amendment Closing Date through and including the fiscal quarter ending September 30, 2005, and 1.10 to 1.0 on all fiscal quarter ending dates thereafter.

1.7. Schedule 1 to Credit Agreement shall be amended and restated to read as set forth on Schedule 1 attached hereto and made a part hereof.

SECTION 2. NEW NOTE; TERM NOTE.

In replacement for that certain Revolving Note payable to the order of Harris dated February 20, 2004 in the principal amount of $8,000,000 (the “Previous Note”), the Borrower shall execute and deliver to Harris a new revolving note in the principal amount of $10,000,000, dated the date of its issuance and otherwise in the form of Exhibit A attached hereto (the “New Note”) which shall substitute for the Previous Note and shall evidence the Revolving Loans outstanding to Harris. All references in the Credit Agreement to the Revolving Note shall be deemed references to the New Note. The parties hereto agree that the Term Note executed and delivered by the Borrower on the Closing Date shall continue to evidence all of the Term Loans, including without limitation the Term Loans readvanced by Harris on or about the Fourth Amendment Closing Date, and the Borrower hereby affirms that the aggregate principal amount of Term Loans outstanding after giving effect to such readvance of the Term Loans is $15,000,000. The Borrower further agrees to deliver a replacement Term Note evidencing the Term Loans after the Fourth Amendment Closing Date if Harris should reasonably request the same, and the parties acknowledge that any reference in any corporate resolutions or other corporate authority documents of the Borrower authorizing the execution and delivery of a new Term Note shall not be understood to affect the obligations of the Borrower under the existing Term Note if no such new Term Note is ever delivered.

SECTION 3. CONDITIONS PRECEDENT.

Upon the satisfaction of all of the following conditions precedent, this Amendment shall become effective on and as of the date first above written to the same extent as if it had been entered into on such date:

3.1. The Borrower and Harris shall have executed and delivered this Amendment.

3.2. The Borrower shall have executed and delivered the New Note.

3.3. The Borrower shall have delivered to Harris resolutions of the Board of Directors of the Borrower and each Guarantor authorizing the execution, delivery and performance of its obligations under this Amendment and the New Note and the performance of its obligations under Credit Agreement as amended hereby.

3.4. The Borrower shall have paid Harris an amendment fee in the amount of $100,000.

3.5. The Borrower shall have delivered evidence satisfactory to Harris that (i) Borrower’s EBITDA for the four fiscal quarters of the Borrower ended March 31, 2005 was equal to or greater than $12,000,000 and (ii) the Total Funded Debt/EBITDA Ratio based on Total Funded Debt outstanding on the Fourth Amendment Closing Date after giving effect to any borrowings on such date and EBITDA for the four fiscal quarters of the Borrower ended March 31, 2005, is less than 1.50 to 1.0.

3.6. No material adverse change in the financial condition, operations or properties of the Borrower and its Subsidiaries shall have occurred from that reflected in the June 30, 2004 audited financial statements delivered to Harris pursuant to Section 8.5(b) of the Credit Agreement.

3.7. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to Harris and its counsel.

3.8. The Guarantors shall have executed and delivered to Harris their consent to this Amendment in the form set forth below.

3.9 The Initial Subordinated Debt shall be repaid in full concurrently with the effectiveness of this Amendment.

SECTION 4. REPAYMENT OF INITIAL SUBORDINATED DEBT.

Harris hereby (i) agrees and consents to the Borrower making a full repayment of the Initial Subordinated Debt prior to the maturity date thereof, and (ii) acknowledges and agrees that such repayment shall be not constitute an Event of Default under the Credit Agreement.

SECTION 5. REPRESENTATIONS.

In order to induce Harris to execute and deliver this Amendment, the Borrower hereby represents to Harris that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that (a) the representations contained in Section 6.2 shall be deemed to refer to the most recent list of subsidiaries of Borrower delivered to the Administrative Agent prior to the date hereof, and (b) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6. MISCELLANEOUS.

6.1. The Borrower and the Guarantors heretofore executed and delivered to the Lenders the Collateral Documents. Each of the Borrower and the Guarantors hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

6.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

6.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This Fourth Amendment to Credit Agreement is entered into as of the date and year first above written.

NOBEL LEARNING COMMUNITIES, INC.

By	/s/ Thomas Frank
Name	Thomas Frank
Title	CFO

Accepted and agreed to.

HARRIS N.A., as successor by merger with Harris Trust And Savings Bank, as the sole Lender and as Administrative Agent

By	/s/ Jay S. Dameron
Name	Jay S. Dameron
Title	Director

GUARANTORS’ ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned, pursuant to Section 12 of the Credit Agreement, has, inter alia, guaranteed the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability. Each of the undersigned hereby consents to the Fourth Amendment to Credit Agreement as set forth above and confirms that its aforementioned Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect (and, without limiting the foregoing, each of the undersigned acknowledges and agrees that the indebtedness evidenced by the New Note constitutes indebtedness which is guarantied by the undersigned). Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

MERRYHILL SCHOOLS NEVADA, INC.

By	/s/ Thomas Frank
Name	Thomas Frank
Title	President

NEDI, INC.

By	/s/ Thomas Frank
Name	Thomas Frank
Title	Assistant Treasurer

THE HOUSTON LEARNING ACADEMY, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

HOUSTON LEARNING ACADEMY–SAN ANTONIO, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

SPYROS, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

ORTHONI, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

MARIAN CATECHIS, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

SANC, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

MALONA, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

NOBEL LEARNING TECHNOLOGIES, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

NOBEL SCHOOL MANAGEMENT SERVICES, INC.

By	/s/ George H. Bernstein
Name	George H. Bernstein
Title	President

PALADIN ACADEMY, L.L.C.

By:	Nobel Learning Communities, Inc., its sole member

	By	/s/ Thomas Frank
	Name	Thomas Frank
	Title	CFO

THE ACTIVITIES CLUB, INC.

By	/s/ Thomas Frank
Name	Thomas Frank
Title	Secretary/Treasurer

EXHIBIT A

REVOLVING NOTE

U.S. $10,000,000	June , 2005

FOR VALUE RECEIVED, the undersigned, NOBEL LEARNING COMMUNITIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Harris N.A., as successor by merger with Harris Trust and Savings Bank (the “Lender”) on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris N.A., as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 20, 2004, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

This Note is issued in substitution and replacement for, and evidences the indebtedness evidenced by that certain Revolving Note of the Borrower dated February 20, 2004, payable to the order of the Lender in the face principal amount of $8,000,000.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

NOBEL LEARNING COMMUNITIES, INC.

By
Name
Title

SCHEDULE 1

COMMITMENTS

NAME OF LENDER	TERM LOAN COMMITMENT	REVOLVING CREDIT COMMITMENT
Harris Trust and Savings Bank	$15,000,000	$10,000,000

TOTAL	$15,000,000	$10,000,000